Exhibit 10.2

TRANSACTION SUPPORT AGREEMENT

This Transaction Support Agreement (this “Agreement”), dated as of March 13, 2023, is entered into by and among Mobiv Acquisition Corp, a Delaware corporation (“SPAC”), and the shareholders of the Company (as defined below) set forth on the signature page hereto (the “Shareholders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the BCA (as defined below).

RECITALS

WHEREAS, concurrently herewith, SPAC, SRIVARU Holding Limited, a Cayman Islands exempted company (the “Company”) and Pegasus Merger Sub Inc., a Delaware corporation and a newly formed, wholly owned, direct subsidiary of the Company (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a wholly owned Subsidiary of the Company;

WHEREAS, as of the date hereof, each Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of and is entitled to dispose of the outstanding Company Shares set forth opposite his, her or its name on the signature page of this Agreement (collectively, the “Owned Shares”; the Owned Shares and any additional Company Shares (or any securities convertible into or exercisable or exchangeable for Company Shares) in which the Shareholders acquire record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of SPAC to enter into the BCA, the Shareholders are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC and the Shareholders hereby agree as follows:

AGREEMENT

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, each Shareholder, solely in his, her or its capacity as a shareholder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of the Shareholders’ Covered Shares, to validly execute and deliver to the Company in respect of all of the Shareholders’ Covered Shares in a timely manner the written consent that will be solicited by the Company from the Shareholders pursuant to the BCA to obtain the Company Shareholder Approval. In addition, prior to the Termination Date (as defined herein), each Shareholder, in his, her or its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of the Company, each Shareholder shall, and shall cause any other holder of record of any of the Shareholders’ Covered Shares to:

(a) when such meeting is held, appear at such meeting or otherwise cause such Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Shareholder) in favor of the Merger and the adoption of the BCA and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the BCA; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Shareholder’s Covered Shares against any Company Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the BCA or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the BCA or result in a breach of any covenant, representation or warranty or other obligation or agreement of such Shareholder contained in this Agreement.

The obligations of the Shareholders specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has previously recommended the Merger but changed such recommendation.

2. No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the BCA in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of SPAC and the Shareholders, and (iv) the date of any modification, waiver or amendment to the BCA effected without the Shareholders’ prior written consent that (x) decreases the amount or changes the form or terms of consideration payable to the Shareholders pursuant to the terms of the BCA as in effect on the date of this Agreement or (y) otherwise adversely affects the interest of the Shareholders in any material respect, including any decrease in the equity valuation of the Company or an extension of the Termination Date (as defined in the BCA) (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 9 through 21 shall survive the termination of this Agreement.

4. Representations and Warranties of the Shareholders. Each Shareholder, severally and not jointly, hereby represents and warrants to SPAC as to itself as follows:

(a) Such Shareholder is the only record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement or the organizational documents of the Company (including, for the purposes hereof, any agreements between or among shareholders of the Company). As of the date hereof, other than the Owned Shares, such Shareholder does not own beneficially or of record any Company Shares (or any securities convertible into Company Shares) or any interest therein.

(b) Such Shareholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) Such Shareholder affirms that (i) if such Shareholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if such Shareholder is not a natural person, (A) it is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under Law, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Entity in connection with the execution, delivery and performance by such Shareholder of this Agreement, or the consummation of the transactions contemplated hereby.

(e) The execution, delivery and performance of this Agreement by such Shareholder do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the BCA will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Shareholder pursuant to any Contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 4(d), under any applicable Law to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the BCA.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder that questions the beneficial or record ownership of such Shareholder’s Owned Shares, the validity of this Agreement or the performance by such Shareholder of its obligations under this Agreement.

(g) Such Shareholder understands and acknowledges that SPAC is entering into the BCA in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

(h) Such Shareholder acknowledges that none of SPAC, the Company, its affiliates or their respective officers, directors, partners, members or employees makes any representation or warranty with respect to, and shall have no responsibility with respect to, the solvency, financial condition or business operations or financial statements of the Company, except as set forth in the BCA and it’s filings with the SEC. Such Shareholder supports the BCA for its own account based on information currently available to such Shareholder (the “Current Information”). Based on such Current Information, the Shareholder has evaluated the merits and risks of the terms set forth in the BCA on its own and without reliance upon SPAC (other than with respect to the representations, warranties and covenants set forth in the BCA and the SPAC’s filings with the SEC). Such Shareholder is an “accredited investor,” as that term is defined in Rule 501(a) or Regulation D under the Securities Act. Such Shareholder is not, and is not acting on behalf of, an employee benefit plan or “benefit plan investor” within the purview of ERISA, or otherwise using “plan assets” (within the meaning of ERISA). Nothing in this sub-section 4(h) shall diminish the provisions of any other part of this Agreement or any applicable Law.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which SPAC or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by such Shareholder in his, her or its capacity as a Shareholder or, to the knowledge of such Shareholder, on behalf of such Shareholder in his, her or its capacity as a Shareholder.

5. Certain Covenants of the Shareholders. Except in accordance with the terms of this Agreement or with the prior written consent of SPAC (such consent to be given or withheld in its sole discretion), each Shareholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 6 hereof, prior to the Termination Date, such Shareholder agrees not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Company Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Company Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, BCA, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Company Acquisition Proposal or (v) resolve or agree to do any of the foregoing.

Such Shareholder shall promptly (and in any event within one Business Day) keep the Company reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Company Acquisition Proposal (including any material changes thereto) which comes to his/her/its actual knowledge.

Notwithstanding anything in this Agreement to the contrary, (i) such Shareholder shall not be responsible for the actions of the Company or the Company Board, any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 5(a), (ii) such Shareholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 5.06 of the BCA shall not be considered a breach of this Section 5(a) (it being understood for the avoidance of doubt that such Shareholder shall remain responsible for any breach by such Shareholder or his, her or its Representatives (other than any such Representative that is a Company Related Party) of this Section 5(a)).

(b) Such Shareholder hereby agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of, any of such Shareholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of such Shareholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of such Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve such Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to such Shareholder’s Covered Shares shall be null and void.

(c) Such Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6. Further Assurances. From time to time, at SPAC’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

7. Disclosure. Each Shareholder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and SPAC have provided such Shareholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and SPAC will consider in good faith.

8. Changes in Company Shares. In the event of a share split, share dividend or distribution, or any change in the Company Shares by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC and the Shareholders.

10. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as FedEx, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 11):

if to a Shareholder, to it at:

the address (including email) set forth in the Company’s books and records, or to such other address or to the attention of such other person as such Shareholder has specified by prior written notice to the sending party if to SPAC, to it at:

Mobiv Acquisition Corp

850 Library Avenue, Suite 204

Newark, DE 19711

Attn: Peter Bilitsch

Email: peter.bilitsch@mobiv.ac

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Attn: Michael J. Blankenship; Louis B. Savage

Email: MBlankenship@winston.com; LSavage@winston.com

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of any Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholders shall remain vested in and belong to such Shareholders, and SPAC shall have no authority to direct the Shareholders in the voting or disposition of any of the Shareholders’ Covered Shares, except as otherwise provided herein.

13. Entire Agreement. This Agreement and the BCA constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

14. No Third-Party Beneficiaries. Each Shareholder hereby agrees that his, her or its representations, warranties and covenants set forth herein are solely for the benefit of SPAC in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 4 and Section 5(b) hereof.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to conflicts of laws principles or rules except Section 5-1401 and Section 5-1402 of the New York General Obligations Law.

(b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York (the “Applicable Court”), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement, the BCA, or any other Ancillary Document, or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, the BCA, or any other Ancillary Document, or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such party (i) arising under this Agreement, the BCA, or any other Ancillary Document, or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, the BCA, or any other Ancillary Document, or any of the Transactions, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 15(b) for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE BCA, OR ANY OTHER ANCILLARY DOCUMENT, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, THE BCA, OR ANY OTHER ANCILLARY DOCUMENT, OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART

OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(C).

16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17. Enforcement. The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Shareholder’s obligation to vote its Covered Shares as provided in this Agreement, in the Applicable Courts, without proof of actual damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

21. Capacity as a Shareholder. Notwithstanding anything herein to the contrary, each Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of such Shareholder or any Affiliate, employee or designee of such Shareholder or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SHAREHOLDER:

/s/ Mohanraj Ramasamy
Name: Mohanraj Ramasamy

Company Shares:

3,100,000 Company Shares

SHAREHOLDER:

THE SVM TRUST

By: AAMICORP CAYMAN FIGUCIARY
LIMITED as Trustee of the SVM Trust

/s/ Kimbert Solomon / /s/ Christina Hart
Name: Kimbert Solomon / Christina Hart
Title: Director / Attorney-in-Fact

Share in the Company: 15,400,000 Shares

[Signature Page to Transaction Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

MOBIV ACQUISITION CORP

By:	/s/ Peter Bilitisch
Name: Peter Bilitsch
Title: Chief Executive Officer

[Signature Page to Transaction Support Agreement]